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                                                                    Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-4 and the related Prospectus of Wyndham International, Inc. to be filed with the Securities and Exchange Commission on or about May 28, 1999 for the registration of 316,009,186 shares of common stock of Wyndham International, Inc. and to the incorporation by reference therein of our report dated March 1, 1999 with respect to the Consolidated Financial Statements and financial statement schedules of Patriot American Hospitality, Inc., the Consolidated Financial Statements of Wyndham International, Inc. and the Combined Financial Statements of Patriot American Hospitality, Inc. and Wyndham International, Inc. included in the 1998 Joint Annual Report on Form 10-K, as amended, of Patriot American Hospitality, Inc. and Wyndham International, Inc., filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Dallas, Texas
May 24, 1999